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                                                                    EXHIBIT 23.5


                          REMY, THOMAS and MOOSE, LLP
                                ATTORNEYS AT LAW
MICHAEL H. REMY                                            GEORGANNA E. FOONDOS
TINA A. THOMAS             455 CAPITOL MALL, SUITE 210       LAND USE ANALYST
JAMES G. MOOSE            SACRAMENTO, CALIFORNIA 95814          -----------
WHITMAN F. MANLEY                 -----------                  BRIAN J. PLANT
JOHN H. MATTOX                                                    OF COUNSEL
COURTNEY A. KAYLOR              (916) 443-2745
DANAE J. AITCHISON            FAX (916) 443-9017
ANDREA M. KLEIN               e-mail: randt@cwo.com


                                 March 19, 1997


BY FACSIMILE AND REGULAR MAIL

Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

Gentlemen:

         We hereby consent to the incorporation by reference with the Registration Statements of Canyon Resources Corporation (the Company) on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-175); Form S-3 (File no.
333-11561); and Form S-3 (File No. 333-18449), of its letter dated January 31, 1994, pertaining to the discussion of environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                        Very truly yours,

                                        REMY, THOMAS AND MOOSE, LLP


                                        By:  /s/ Tina A. Thomas
                                             -----------------------------------
                                             Tina A. Thomas
                                             Counsel to Canyon Resources
                                             Corporation